UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2005

Elcom International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27376	04-3175156
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 Oceana Way, Norwood, Massachusetts		02062
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 440-3333

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

8% Convertible Promissory Note

As of August 4, 2005, Elcom International, Inc. (the "Company" or "Elcom") consummated a bridge-loan transaction with JP Morgan Bank (Ireland) PLC (the "Holder") in order to obtain operating funds to allow the Company to continue operations. In return for the Holder lending the Company an aggregate of £150,000 (approximately $270,000) (the "Principal Amount"), a portion of which had been loaned in July 2005 as described in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, the Company issued to the Holder an 8% Convertible Promissory Note for the Principal Amount (the "Note"). The following is a summary of the material terms of the Note, which is qualified in its entirety by reference to the full text of the Note, a form of which is attached hereto as Exhibit 10.1.

Pursuant to the terms of the Note, interest upon the Principal Amount accrues at a rate of 8% per annum. The Note will be secured pursuant to an Amended and Restated Collateral Agency and Security Agreement, which is described below. The Principal Amount and all interest accrued thereon is due and payable within three (3) business days after the Company reports two sequential quarters of net income (i.e. profitable operations) (the "Maturity Date"). The Note will convert automatically into common stock, par value $.01 per share, of the Company ("Common Stock") upon the Company's completion, before the Maturity Date, of its anticipated offering of Common Stock on the AIM exchange in the U.K. to non-U.S. Persons pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the "Placing"). As currently contemplated, the Placing would be made at a substantial discount to current market prices. If the Placing occurs before the Maturity Date, the Note will convert into that number of shares of Common Stock equal to the quotient obtained by dividing (a) the sum of the Principal amount and all interest accrued thereon pursuant to the Note, by (b) the per share price of the Common Stock sold in the Placing. Although the Placing is planned, there can no assurance that it will be accomplished at all, or if accomplished, what the terms or pricing may be. Additionally, the Common Stock offered in the Placing will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Amended and Restated Collateral Agency and Security Agreement

As previously disclosed, on April 6, 2005, the Company entered into a Collateral Agency and Security Agreement with William W. Smith, the Vice-Chairman and a Director of the Company, as Collateral Agent, and the secured parties thereto (the "Security Agreement") in order to secure the notes issued to Robert J. Crowell, the Chairman and Chief Executive Officer of Elcom, and Mr. Smith (the "April Notes" and together with the Note, the "Company Notes"). The Security Agreement was filed as Exhibit 10.25 to the Current Report on Form 8-K, dated April 6, 2005. In order to secure the Note issued to the Holder, the Company amended and restated the Security Agreement to add the Holder as an additional secured party (the "Amended and Restated Security Agreement"). The material terms of the Amended and Restated Security Agreement are the same as those of the Security Agreement, except that Holder will be an additional secured party. Similar to the Security Agreement, the Amended and Restated Security Agreement grants a first priority senior security interest in all of the personal property and intellectual property of the Company, wherever located, and now owned or hereafter acquired, to the Collateral Agent, for the benefit of the secured parties, to secure the payment or performance of the Company's obligations under the Company Notes. The foregoing description of the Amended and Restated Security Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Security Agreement attached hereto as Exhibit 10.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed above in Item 1.01 of this Current Report on Form 8-K, as of August 4, 2005, the Company consummated a bridge-loan transaction with the Holder evidenced by the issuance of the Note to the Holder. A form of the Note is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The material terms of the Note are more fully described in Item 1.01 above, which descriptions are incorporated into this Item 2.03 by reference. Such description is qualified in its entirety by reference to the form of the Note filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

Although the Holder has advanced the Company operating funds pursuant to the Note referenced in Item 1.01 of this Current Report on Form 8-K, it is not anticipated that additional funding will be available from this source. The Company believes that its current liquidity sources would allow it to operate only through mid-August of 2005. The Company intends to seek additional capital via the issuance and sale of Common Stock, pursuant to Regulation S of the Securities Act, to investors, on the AIM Exchange in August of 2005, which, if consummated, is expected to result in substantial dilution to its stockholders. The Company expects to raise approximately £3 million (approximately $5.4 million) at a substantial discount to current market price. The offering amount may increase, however, there can be no assurance that any such financing can be realized by the Company or, if realized, what the terms thereof may be, or that any amount the Company is able to raise will be adequate to support the Company's working capital requirements until it achieves profitable operations. Failure to consummate such financing or other near-term financing, such as additional bridge loans or customer advances, would likely force the Company to curtail or cease operations and/or seek protection under bankruptcy laws in August 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Description

10.1 Form of 8% Convertible Promissory Note

10.2 Amended and Restated Collateral Agency and Security Agreement, dated August 9, 2005, by and among the Company, William W. Smith, as Collateral Agent, and the secured parties party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elcom International, Inc.

August 10, 2005	By:	/s/ John E. Halnen

Name: John E. Halnen
Title: President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of 8% Convertible Promissory Note
10.2	Amended and Restated Collateral Agency and Security Agreement, dated August 9, 2005, by and among the Company, William W. Smith, as Collateral Agent, and the secured parties party thereto.